UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18th, 2008

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Vista Continental Corporation

(Exact name of registrant as specified in its charter)

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Delaware	333-102687	72-0510027
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 191767,  Atlanta,  Ga. 31119

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 404-816-9220

6600 West Charleston Blvd.  Suite # 117,  Las Vegas, NV. 89146

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On August 21st, 2008 the Company entered into an agreement with SEC Consulting Group, LLC. to provide services to the Company for the purposes of bringing its financial records and SEC filings current.  SEC Consulting Group, LLC. is a financial accounting consulting firm that specializes in the preparation of financial statements to PCAOB standards for inclusion in Securities Exchange Commission filings.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 21st, 2008 the Company entered into an agreement with Coral Capital Partners, Inc. whereby Erik S. Nelson, the President of Coral Capital Partners, Inc., was elected a member of the Board of Directors of the Company and appointed the President of the Company.  The agreement with Coral Capital Partners, Inc calls for Mr. Nelson to serve as an officer and director of the Company for a period of 12 months and automatically renews on a month to month basis unless either party provides thirty days written notice of their desire to terminate the agreement.

Coral Capital Partners, Inc. is a consulting firm that specializes in providing corporate finance consulting, and managerial consulting services to privately held and publicly traded corporations.  In the process of providing services to the clients of Coral Capital Partners, Mr. Nelson has served as an officer or director of several publicly traded and privately held corporations.

On August 21st, 2008 the Company entered into an agreement with Lawrence Nash, whereby Mr. Nash was elected to the Board of Directors of the Company and appointed the Corporate Secretary of the Company.  Dr. Lawrence Nash is a management consultant and a past  acting Chief Executive Officer and President of the Company.  Dr. Nash formerly served as President  of the Company from November 2001 to July 2002 and was reappointed by the board of directors as a consultant in May 2003, leaving the company in April 2007. Dr. Nash was instrumental in the identification and acquisition of rights related to twelve of the Peru concessions which formerly comprised part of Vista’s holdings.  He has also acted as a Strategic Analyst for Nova Continental Developments Corporation, a Nevada and Canada based real estate development company.  He has acted as consultant to health products and alternative fuel source engine companies assisting in basic research, market strategies, intellectual property and company development.  Dr. Nash is a graduate of the University of Toronto.

On August 21st, 2008 Ashak Rustom resigned as an officer and director of the Company.  There were no disagreements between Mr. Rustom and the Company.

On August 21st, 2008 Steve Hegedus resigned as an officer and director of the Company.  There were no disagreements between Mr. Hegedus and the Company.

Item 8.01

Other Events

On June 18th, 2008 the District Court of Clark County, Nevada granted a Stipulation and Order to Dismiss All Claims and Counterclaims with Prejudice in the matter of Vista Continental Corporation vs. Alberto Docouto, Miranda II Mining, and other unknown entities.  The terms of the Stipulation and Order to Dismiss All Claims included the rescission of the Asset Purchase Agreement dated June 30th, 2004 and the prior agreement to exchange stock for mining claims in Peru;  that the Defendants abandoned all ownership claims to any stock or other ownership interest in the Company;  and that the Defendants release the Plaintiffs from all counterclaims and that all such counterclaims are hereby dismissed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Vista Continental Corporation

By:	/s/ ERIK S. NELSON
Erik S. Nelson President Member of the Board of Directors

Date: October 29th, 2008